Dentsply Sirona Reports Third Quarter 2017 Results

•	Third quarter 2017 revenues of $1,009.2 million, up 5.8% compared to prior year; sales increased 4.3% excluding the effect of exchange rates

•	Third quarter 2017 GAAP EPS of $0.39 and non-GAAP adjusted EPS of $0.70

•	Narrowing 2017 guidance: adjusted EPS in the range of $2.65 to $2.70 per diluted share, which translates into 21% to 28% growth in the fourth quarter

York, Pennsylvania, November 3, 2017 - DENTSPLY SIRONA Inc. (“Dentsply Sirona”) (NASDAQ: XRAY), The Dental Solutions CompanyTM, today announced its financial results for the three months ended September 30, 2017.

Third Quarter 2017 Financial Results

Reported net sales for the three month period ended September 30, 2017 were $1,009.2 million, an increase of 5.8% compared to $954.2 million in the third quarter of 2016. For the three month period ended September 30, 2017, net sales, excluding precious metals, increased 4.3% on a constant currency basis and internal growth1 was 2.4% as compared to the third quarter of 2016.

On a geographic basis, reported net sales in the United States were $363.8 million in the third quarter of 2017, a 8.4% increase compared to $335.6 million in the third quarter of 2016. During the third quarter of 2017, reported net sales in the United States, excluding precious metals, were $362.3 million, a 8.4% increase compared to $334.2 in the third quarter of 2016. As compared to the third quarter of 2016, sales during the third quarter of 2017 in the United States increased 8.4% on a constant currency basis with internal growth1 up 7.1%.

Reported net sales in Europe during the third quarter of 2017 increased 8.2% to $386.6 million compared to $357.2 million in the third quarter of 2016. Reported net sales in Europe, excluding precious metals, increased 9.0% during the third quarter of 2017 to $379.6 million as compared to $348.3 million in the third quarter of 2016. During the third quarter of 2017, sales in Europe grew 4.0% on a constant currency basis with internal growth1 of 1.7% as compared to the third quarter of 2016.

Reported net sales in Rest of World decreased 1.0% during the third quarter of 2017 to $258.8 million as compared to $261.4 million in the third quarter of 2016. Reported net sales in Rest of World, excluding precious metals, increased 0.5% during the third quarter of 2017 to $257.9 million as compared to $256.7 million in the third quarter of 2016. During the third quarter of 2017, Rest of World sales decreased 0.7% on a constant currency basis with internal growth1 down 2.9% as compared to the third quarter of 2016.

Based on the Company’s distribution strategy changes2, equipment inventory purchases at certain distributors may have favorably impacted internal growth in the U.S. and unfavorably impacted growth in Europe and Rest of World.

Net income attributable to Dentsply Sirona for the third quarter of 2017 was $90.6 million, or $0.39 per diluted share, compared to income of $92.5 million, or $0.39 per diluted share in the third quarter of 2016.

On an adjusted basis, excluding certain items, net earnings per diluted share in the third quarter of 2017 were $0.70 compared to $0.66 in the third quarter of 2016. A reconciliation of the non-GAAP measures to earnings per share calculated on a US-GAAP basis is provided in the attached table.

Mark A. Thierer, Dentsply Sirona’s Chief Executive Officer commented: “Our solid third quarter reflects the excitement around Dentsply Sirona World and strength in our chairside consumables business. We expect our momentum to continue with accelerating sales and earnings growth in the fourth quarter.”

Mr. Thierer continued: “Dentsply Sirona is well positioned as the market leader and innovator in the industry with significant opportunities. We are focused on accelerating the integration to drive operating leverage and faster top line growth. I am confident that we have the talent, the leadership and the right strategy to create significant value for years to come.”

Guidance for 2017^

Management is narrowing its adjusted EPS guidance for 2017 to the range of $2.65 to $2.70 per diluted share.

Conference Call/Webcast Information

Dentsply Sirona’s management team will host an investor conference call and live webcast today at 8:30 am ET. A presentation related to the call will be available on www.dentsplysirona.com in the Investors section.

Investors can access the webcast via a link on Dentsply Sirona’s web site at www.dentsplysirona.com. For those planning to participate on the call, please dial +1-888-395-3186 for domestic calls, or +1-719-325-2109 for international calls. The Conference ID # is 3414243. A replay of the conference call will be available online on the Dentsply Sirona web site, and a dial-in replay will be available for one week following the call at +1-888-203-1112 (for domestic calls) or +1-719-457-0820 (for international calls), replay passcode # 3414243.

1Non-GAAP adjusted EPS, net sales excluding precious metals, constant currency growth and internal growth and results are non-GAAP financial measures that exclude certain items. Please refer to the disclosure at the end of the release.
For a reconciliation of constant currency growth to internal revenue growth please see supplemental tables 1-3 at the end of the release.
Non-GAAP adjusted EPS, constant currency growth and internal growth and results are non-GAAP financial measures that exclude certain items. Please refer to the disclosure at the end of the release.

2On May 9, 2017, the Company announced that effective September 1, 2017 it would be moving from exclusive distribution of its equipment business in North America to an expanded distribution model.

^Our guidance is presented on a non-GAAP basis, as it does not include the impact of prospective acquisitions, acquisitions announced but not yet closed and other non-GAAP items, including restructuring costs, many of which are difficult to predict. Therefore, we cannot provide a full reconciliation of these measures. The Company is unable at this time to address the probable significance of all of the unavailable information.

About Dentsply Sirona:

Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. Dentsply

Sirona’s global headquarters is located in York, Pennsylvania, and the international headquarters is based in Salzburg, Austria. The company’s shares are listed in the United States on NASDAQ under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:

Joshua Zable, IRC
VP, Investor Relations
+1-718-482-2184
joshua.zable@dentsplysirona.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "project," "forecast," or other similar words. Statements contained in this press release are based on information presently available to the Company and assumptions that the Company believe to be reasonable. The Company is not assuming any duty to update this information if those facts change or if the assumptions are no longer believed to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. These risk factors include, without limitation; risks that the new businesses will not be integrated successfully; risks that the combined companies will not realize the estimated cost savings, synergies and growth, or that such benefits may take longer to realize than expected; risks relating to unanticipated costs of integration, including operating costs, customer loss or business disruption being greater than expected; unanticipated changes relating to competitive factors in the industries in which the Company operates; the ability to hire and retain key personnel; reliance on and integration of information technology systems; international, national or local economic, social or political conditions that could adversely affect the Company or its customers; risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; the ability to attract new customers and retain existing customers in the manner anticipated; the continued strength of dental and medical device markets; the timing, success and market reception for our new and existing products; uncertainty regarding governmental actions with respect to dental and medical products; outcome of litigation and/or governmental enforcement actions; volatility in the capital markets or changes in our credit ratings; continued support of our products by influential dental and medical professionals; our ability to successfully integrate acquisitions; risks associated with foreign currency exchange rates; risks associated with our competitors' introduction of generic or private label products; our ability to accurately predict dealer and customer inventory levels; our ability to successfully realize the benefits of any cost reduction or restructuring efforts; our ability to obtain a supply of certain finished goods and raw materials from third parties; changes in the general economic environment that could affect the business; and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs. The foregoing list of factors is not exhaustive.

Non-US GAAP Financial Measures

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share (“adjusted EPS”). The Company discloses adjusted net income attributable to Dentsply Sirona to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to purchased intangible assets. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

The principal measurements used by the Company in evaluating its business are: (1) constant currency sales growth by segment and geographic region; (2) internal sales growth by segment and geographic region; and (3) adjusted operating income and margins of each reportable segment, which excludes the impacts of purchase accounting, corporate expenses, and certain other items to enhance the comparability of results period to period. These principal measurements are not calculated in accordance with accounting principles generally accepted in the United States; therefore, these items represent non-US GAAP measures. These non-US GAAP measures may differ from other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

The Company defines “constant currency sales growth” as the increase or decrease in net sales from period to period excluding precious metal content and the impact of changes in foreign currency exchange rates. This impact is calculated by comparing current-period revenues to prior-period revenues, with both periods converted at the U.S. dollar to local currency foreign exchange rate for each month of the prior period, for the currencies in which the Company does business.

The Company defines “internal sales growth” as constant currency sales growth excluding the impacts of net acquisitions and divestitures, merger accounting impacts and discontinued products.

Management also believes that the presentation of net sales, excluding precious metal content, provides useful information to investors because a portion of Dentsply Sirona’s net sales is comprised of sales of precious metals generated through sales of the Company’s precious metal dental alloy products, which are used by third parties to construct crown and bridge materials. Due to the fluctuations of precious metal prices and because the cost of the precious metal content of the Company’s sales is largely passed through to customers and has minimal effect on earnings, Dentsply Sirona reports net sales both with and without precious metal content to show the Company’s performance independent of precious metal price volatility and to enhance comparability of performance between periods. The Company uses its cost of precious metal purchased as a proxy for the precious metal content of sales, as the precious metal content of sales is not separately tracked and invoiced to customers. The Company believes that it is reasonable to use the cost of precious metal content purchased in this manner since precious metal dental alloy sale prices are typically adjusted when the prices of underlying precious metals change.

Adjusted net income and adjusted EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes adjusted net income and adjusted EPS and the performance of the Company is measured on this basis along with other performance metrics.

The adjusted net income attributable to Dentsply Sirona consists of net income attributable to Dentsply Sirona adjusted to exclude the following:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to integrating and consummating mergers and recently acquired businesses, as well as costs, gains and losses related to the disposal of businesses or significant product lines. In addition, this category includes the roll off to the consolidated statement of operations of fair value adjustments related to business combinations, except for amortization expense noted below. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract terminations costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as, legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Amortization expense has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding these large non-cash charges.

(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

(5) Certain fair value adjustments related to an unconsolidated affiliated company. This adjustment represents the fair value adjustment of the unconsolidated affiliated company’s convertible debt instrument held by the Company. The affiliate is accounted for under the equity method of accounting. The fair value adjustment is driven by open market pricing of the affiliate’s equity instruments, which has a high degree of variability and may not be indicative of the operating performance of the affiliate or the Company.

(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to Dentsply Sirona by diluted weighted-average common shares outstanding. Adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	Three Months Ended September 30,
	2017	2016
Net sales	$1,009.2	$954.2
Net sales, excluding precious metal content	999.8	939.2

Cost of products sold	450.2	440.6

Gross profit	559.0	513.6
% of Net sales	55.4%	53.8%
% of Net sales, excluding precious metal content	55.9%	54.7%

Selling, general and administrative expenses	430.5	379.1

Restructuring and other costs	20.6	7.9

Operating income	107.9	126.6
% of Net sales	10.7%	13.3%
% of Net sales, excluding precious metal content	10.8%	13.5%

Net interest and other expense	10.3	9.5

Income before income taxes	97.6	117.1

Provision for income taxes	7.1	24.8

Net income	90.5	92.3
% of Net sales	9.0%	9.7%
% of Net sales, excluding precious metal content	9.1%	9.8%

Less: Net loss attributable to noncontrolling interests	(0.1)	(0.2)

Net income attributable to Dentsply Sirona	$90.6	$92.5

% of Net sales	9.0%	9.7%
% of Net sales, excluding precious metal content	9.1%	9.8%

Net income per common share attributable to Dentsply Sirona:
Basic	$0.39	$0.40
Diluted	$0.39	$0.39

Dividends declared per common share	$0.0875	$0.0775

Weighted average common shares outstanding:
Basic	229.5	232.6
Diluted	233.1	236.3

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	September 30, 2017	December 31, 2016
Assets

Current Assets:

Cash and cash equivalents	$370.0	$383.9
Accounts and notes receivable-trade, net	734.4	636.0
Inventories, net	624.4	517.1
Prepaid expenses and other current assets, net	243.6	206.5
Total Current Assets	1,972.4	1,743.5

Property, plant and equipment, net	859.9	799.8
Identifiable intangible assets, net	3,109.2	2,957.6
Goodwill, net	5,074.9	5,952.0
Other noncurrent assets, net	182.6	102.9

Total Assets	$11,199.0	$11,555.8

Liabilities and Equity

Current liabilities	$848.4	$767.6
Long-term debt	1,600.7	1,511.1
Deferred income taxes	818.2	751.7
Other noncurrent liabilities	441.9	399.5
Total Liabilities	3,709.2	3,429.9

Total Dentsply Sirona Equity	7,477.8	8,114.3
Noncontrolling interests	12.0	11.6
Total Equity	7,489.8	8,125.9

Total Liabilities and Equity	$11,199.0	$11,555.8

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:

Net (loss) income	$(900.1)	$323.5

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	93.9	87.0
Amortization of intangible assets	140.5	109.9
Amortization of deferred financing costs	1.9	3.6
Goodwill impairment	1,092.9	—
Indefinite lived intangible asset impairment	79.8	—
Deferred income taxes	(46.3)	(102.0)
Stock based compensation expense	40.8	29.4
Restructuring and other costs - non-cash	11.6	4.2
Excess tax benefits from stock based compensation	—	(11.3)
Other non-cash income	(1.6)	(41.4)
Loss on disposal of property, plant and equipment	2.3	1.8
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	(57.6)	(92.9)
Inventories, net	(67.3)	40.9
Prepaid expenses and other current assets, net	(60.2)	(22.7)
Other noncurrent assets, net	4.3	4.9
Accounts payable	9.1	(1.4)
Accrued liabilities	46.8	2.5
Income taxes	(24.1)	(8.7)
Other noncurrent liabilities	6.3	13.7

Net cash provided by operating activities	373.0	341.0

Cash flows from investing activities:

Capital expenditures	(98.6)	(79.0)
Cash assumed in Sirona merger	—	522.3
Cash and deposits paid for acquisitions of businesses and equity investments, net of cash acquired	(135.9)	(341.8)
Cash received from sale of business or product line	—	6.0
Cash received on derivatives contracts	6.5	12.7
Cash paid on derivatives contracts	—	(15.7)
Expenditures for identifiable intangible assets	(6.7)	(1.1)
Purchase of short-term investments	(2.3)	—
Purchase of Company-owned life insurance policies	(0.9)	(1.7)
Proceeds from sale of property, plant and equipment, net	2.1	4.9

Net cash (used in) provided by investing activities	(235.8)	106.6

Cash flows from financing activities:

Increase (decrease) in short-term borrowings	1.4	(47.7)
Cash paid for treasury stock	(151.4)	(694.7)
Cash dividends paid	(58.2)	(46.7)
Proceeds from long-term borrowings	2.9	840.7
Repayments on long-term borrowings	(16.2)	(503.2)
Proceeds from exercised stock options	52.9	26.8
Excess tax benefits from stock based compensation	—	11.3

Net cash used in financing activities	(168.6)	(413.5)

Effect of exchange rate changes on cash and cash equivalents	17.5	12.0

Net (decrease) increase in cash and cash equivalents	(13.9)	46.1

Cash and cash equivalents at beginning of period	383.9	284.6

Cash and cash equivalents at end of period	$370.0	$330.7

Schedule of non-cash investing activities
Merger financed by common stock	$—	$6,256.2

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

Operating Income Summary:

The following tables present the reconciliation of reported US GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-US GAAP financial measures.

Three Months Ended September 30, 2017
Operating Income

Operating Income	$107.9
Percentage of Net Sales, Excluding Precious Metal Content	10.8%
Amortization of Purchased Intangible Assets	48.7
Restructuring Program Related Costs and Other Costs	46.7
Business Combination Related Costs and Fair Value Adjustments	6.6
Credit Risk and Fair Value Adjustments	1.8
Adjusted Non-US GAAP Operating Income	$211.7
Percentage of Net Sales, Excluding Precious Metal Content	21.2%

Three Months Ended September 30, 2016
Operating Income

Operating Income	$126.6
Percentage of Net Sales, Excluding Precious Metal Content	13.5%
Amortization of Purchased Intangible Assets	44.3
Business Combination Related Costs and Fair Value Adjustments	14.6
Restructuring Program Related Costs and Other Costs	8.9
Credit Risk and Fair Value Adjustments	1.4
Adjusted Non-US GAAP Operating Income	$195.8
Percentage of Net Sales, Excluding Precious Metal Content	20.8%

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts)
(unaudited)

Earnings Summary:

The following tables present the reconciliation of reported US GAAP net income attributable to Dentsply Sirona and on a per diluted common share basis to the non-US GAAP financial measures.

Three Months Ended September 30, 2017
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to Dentsply Sirona	$90.6	$0.39
Pre-tax Non-US GAAP Adjustments:
Amortization of Purchased Intangible Assets	48.7
Restructuring Program Related Costs and Other Costs	46.3
Business Combination Related Costs and Fair Value Adjustments	6.8
Credit Risk and Fair Value Adjustments	1.8
Tax Impact of the Pre-tax Non-US GAAP Adjustments (a)	(33.9)
Subtotal Non-US GAAP Adjustments	69.7	0.29
Income Tax Related Adjustments	4.0	0.02
Adjusted Non-US GAAP Net Income Attributable to Dentsply Sirona	$164.3	$0.70

Three Months Ended September 30, 2016
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to Dentsply Sirona	$92.5	$0.39
Pre-tax Non-US GAAP Adjustments:
Amortization of Purchased Intangible Assets	44.3
Business Combination Related Costs and Fair Value Adjustments	14.6
Restructuring program related costs and other costs	8.9
Credit Risk and Fair Value Adjustments	1.8
Tax Impact of the Pre-tax Non-US GAAP Adjustments (a)	(19.0)
Subtotal Non-US GAAP Adjustments	50.6	0.22
Income Tax Related Adjustments	12.5	0.05
Adjusted Non-US GAAP Net Income Attributable to Dentsply Sirona	$155.6	$0.66

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-US GAAP adjustments were generated.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in millions)
(unaudited)

	GAAP								NON-GAAP
	THREE MONTHS ENDED								THREE MONTHS ENDED
	September 30, 2017	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Credit Risk and Fair Value Adjustments	Business Combination Related Costs and Fair Value Adjustments	Tax Impact of Non-US GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	September 30, 2017

NET SALES	$1,009.2	$—	$—	$—	$1.0	$—	$—	$1.0	$1,010.2
NET SALES-without precious metals	999.8	—	—	—	1.0	—	—	1.0	1,000.8
GROSS PROFIT	559.0	28.1	0.2	0.6	3.2	—	—	32.1	591.1
% OF NET SALES-without precious metals	55.9%								59.1%
SG&A EXPENSES	430.5	(20.6)	(25.9)	(1.2)	(3.4)	—	—	(51.1)	379.4
% OF NET SALES-without precious metals	43.1%								37.9%
RESTRUCTURING AND OTHER COSTS	20.6	—	(20.6)	—	—	—	—	(20.6)	—
INCOME FROM OPERATIONS	107.9	48.7	46.7	1.8	6.6	—	—	103.8	211.7
% OF NET SALES-without precious metals	10.8%								21.2%
NET INTEREST AND OTHER EXPENSE	10.3	—	0.4	—	(0.2)	—	—	0.2	10.5
PRE-TAX INCOME	97.6	48.7	46.3	1.8	6.8	—	—	103.6	201.2
INCOME TAXES	7.1	—	—	—	—	33.9	(4.0)	29.9	37.0
	7.3%								18.4%
EQUITY EARNINGS (LOSS) OF
UNCONSOLIDATED AFFILIATES	—	—	—	—	—	—	—	—	—
LESS: NET INCOME/(LOSS) ATTRIBUTABLE
TO THE NON-CONTROLLING INTERESTS	(0.1)	—	—	—	—	—	—	—	(0.1)
NET INCOME ATTRIBUTABLE TO
DENTSPLY SIRONA	$90.6							$73.7	$164.3
% OF NET SALES-without precious metals	9.1%								16.4%
EARNINGS PER SHARE - DILUTED	$0.39							$0.31	$0.70

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in millions)
(unaudited)

	GAAP								NON-GAAP
	THREE MONTHS ENDED								THREE MONTHS ENDED
	September 30, 2016	Amortization of Purchased Intangible Assets	Business Combination Related Costs and Fair Value Adjustments	Restructuring Program Related Costs and Other Costs	Credit Risk and Fair Value Adjustments	Tax Impact of Non-US GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	September 30, 2016

NET SALES	$954.2	$—	$1.6	$—	$—	$—	$—	$1.6	$955.8
NET SALES-without precious metals	939.2	—	1.6	—	—	—	—	1.6	940.8
GROSS PROFIT	513.6	26.4	3.8	(0.2)	0.5	—	—	30.5	544.1
% OF NET SALES-without precious metals	54.7%								57.8%
SG&A EXPENSES	379.1	(17.9)	(10.8)	(1.2)	(0.9)	—	—	(30.8)	348.3
% OF NET SALES-without precious metals	40.4%								37.0%
RESTRUCTURING AND OTHER COSTS	7.9	—	—	(7.9)	—	—	—	(7.9)	—
INCOME FROM OPERATIONS	126.6	44.3	14.6	8.9	1.4	—	—	69.2	195.8
% OF NET SALES-without precious metals	13.5%								20.8%
NET INTEREST AND OTHER EXPENSE	9.5	—	—	—	(0.4)	—	—	(0.4)	9.1
PRE-TAX INCOME	117.1	44.3	14.6	8.9	1.8	—	—	69.6	186.7
INCOME TAXES	24.8	—	—		—	19.0	(12.5)	6.5	31.3
	21.2%								16.8%
EQUITY EARNINGS (LOSS) OF
UNCONSOLIDATED AFFILIATES	—	—	—		—	—	—	—	—
LESS: NET INCOME/(LOSS) ATTRIBUTABLE
TO THE NON-CONTROLLING INTERESTS	(0.2)	—	—		—	—	—	—	(0.2)
NET INCOME ATTRIBUTABLE TO
DENTSPLY SIRONA	$92.5							$63.1	$155.6
% OF NET SALES-without precious metals	9.8%								16.5%
EARNINGS PER SHARE - DILUTED	$0.39							$0.27	$0.66

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported US GAAP effective tax rate as a percentage of income before income taxes to the non-US GAAP financial measure.

Three Months Ended September 30, 2017
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$97.6	$(7.1)	7.3%
Amortization of Purchased Intangible Assets	48.7	(14.6)
Restructuring Program Related Costs and Other Costs	46.3	(16.3)
Business Combination Related Costs and Fair Value Adjustments	6.8	(2.5)
Credit Risk and Fair Value Adjustments	1.8	(0.5)
Income Tax Related Adjustments	—	4.0
As Adjusted - Non-US GAAP Operating Results	$201.2	$(37.0)	18.4%

Three Months Ended September 30, 2016
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$117.1	$(24.8)	21.2%
Amortization of Purchased Intangible Assets	44.3	(13.0)
Business Combination Related Costs and Fair Value Adjustments	14.6	(2.9)
Restructuring program related costs and other costs	8.9	(2.5)
Credit Risk and Fair Value Adjustments	1.8	(0.6)
Income Tax Related Adjustments	—	12.5
As Adjusted - Non-US GAAP Operating Results	$186.7	$(31.3)	16.8%

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended September 30, 2017, net sales, excluding precious metal content, increased 4.3% on a constant currency basis. This includes a benefit of 1.9% from acquisitions, which results in internal sales growth of 2.4%. Net sales, excluding precious metal content, were favorably impacted by approximately 2.1% due to the weakening of the U.S. dollar over the prior year period. A reconciliation of reported net sales to net sales, excluding precious metal content, is as follows:

	Three Months Ended September 30,
(in millions, except percentages)	2017	2016	Variance %

Net sales	$1,009.2	$954.2	5.8%
Less: precious metal content of sales	9.4	15.0	(37.3%)
Net sales, excluding precious metal content	999.8	939.2	6.5%
Merger related adjustments (a)	1.0	1.6	(37.5%)
Non-US GAAP Combined Business, net sales, excluding precious metal content	$1,000.8	$940.8	6.4%
Foreign Exchange Impact			2.1%
Constant Currency Growth			4.3%
Acquisitions			1.9%
Internal Sales Growth			2.4%
(a) Represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards.

In the United States, for the three month period ended September 30, 2017, sales increased 8.4% on a constant currency basis. This includes a benefit of 1.3% from acquisitions, which results in internal sales growth of 7.1%.

In Europe, for the three month period ended September 30, 2017, sales increased 4.0% on a constant currency basis. This includes a benefit of 2.3% from acquisitions, which results in internal sales growth of 1.7%. Net sales, excluding precious metal content, were favorably impacted by approximately 4.8% due to the weakening of the U.S. dollar over the prior year period.

In Rest of World, for the three month period ended September 30, 2017, sales decreased 70 basis points on a constant currency basis. This includes a benefit of 2.2% from acquisitions, which results in a negative internal sales growth rate of 2.9%. Net sales, excluding precious metal content, were favorably impacted by approximately 1.2% due to the weakening of the U.S. dollar over the prior year period.

	Three Months Ended September 30, 2017				Q3 2017 Growth				Three Months Ended September 30, 2016
(in millions, except percentages)	US	Europe	ROW	Total	US	Europe	ROW	Total	US	Europe	ROW	Total

Net sales	$363.8	$386.6	$258.8	$1,009.2	8.4%	8.2%	(1.0%)	5.8%	$335.6	$357.2	$261.4	$954.2
Less: precious metal content of sales	1.5	7.0	0.9	9.4					1.4	8.9	4.7	15.0
Net sales, excluding precious metal content	362.3	379.6	257.9	999.8	8.4%	9.0%	0.5%	6.5%	334.2	348.3	256.7	939.2
Merger related adjustments (a)	1.0	—	—	1.0					1.1	0.5	—	1.6
Non-US GAAP Combined Business, net sales, excluding precious metal content	$363.3	$379.6	$257.9	$1,000.8	8.4%	8.8%	0.5%	6.4%	$335.3	$348.8	$256.7	$940.8
Foreign Exchange Impact					—%	4.8%	1.2%	2.1%
Constant Currency Growth					8.4%	4.0%	(0.7%)	4.3%
Acquisitions					1.3%	2.3%	2.2%	1.9%
Internal Sales Growth					7.1%	1.7%	(2.9%)	2.4%
(a) Represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards.

	Three Months Ended September 30, 2017				Q3 2017 Growth				Three Months Ended September 30, 2016
(in millions, except percentages)	Implants, CAD/CAM, Pros & Healthcare	Chairside & Endo	Imaging, Treatment Centers & Ortho	Total	Implants, CAD/CAM, Pros & Healthcare	Chairside & Endo	Imaging, Treatment Centers & Ortho	Total	Implants, CAD/CAM, Pros & Healthcare	Chairside & Endo	Imaging, Treatment Centers & Ortho	Total

Net sales	$394.8	$412.6	$201.8	$1,009.2	3.1%	7.6%	7.4%	5.8%	$382.8	$383.5	$187.9	$954.2
Less: precious metal content of sales	9.4	—	—	9.4					15.0	—	—	15.0
Net sales, excluding precious metal content	385.4	412.6	201.8	999.8	4.8%	7.6%	7.4%	6.5%	367.8	383.5	187.9	939.2
Merger related adjustments (a)	0.7	—	0.3	1.0					1.1	—	0.5	1.6
Non-US GAAP Combined Business, net sales, excluding precious metal content	$386.1	$412.6	$202.1	$1,000.8	4.6%	7.6%	7.3%	6.4%	$368.9	$383.5	$188.4	$940.8
Foreign Exchange Impact					1.8%	2.4%	2.0%	2.1%
Constant Currency Growth					2.8%	5.2%	5.3%	4.3%
Acquisitions					3.9%	0.9%	—%	1.9%
Internal Sales Growth					(1.1%)	4.3%	5.3%	2.4%
(a) Represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards.